EXHIBIT INDEX


Exhibit No.                Description of Document
-----------                -----------------------


  4(a) Amended Articles of Incorporation of FirstEnergy Corp. (physically filed and designated in the Registration Statement on Form S-4 (Registration No. 333-21011) as Exhibit (3)-1).*

  4(b) Amended Code of Regulations of FirstEnergy Corp. (physically filed and designated in the Registration Statement on Form S-4 (Registration No. 333-21011) as Exhibit (3)-2).*

  4(c) Form of Common Stock Certificate (physically filed and designated in the Registration Statement on Form S-3/A (Registration No. 333-40063) as Exhibit 4(c)).*

  4(d) Rights Agreement, dated as of November 18, 1997, between FirstEnergy Corp. and The Bank of New York and form of Right Certificate (physically filed and designated in the Current Report on Form 8-K, dated November 18, 1997, as Exhibit 4.1).*

  4(e) FirstEnergy Corp. Executive and Director Incentive Compensation Plan (physically filed and designated in the Company's Form 10-K for the year ended December 31, 2001 as Exhibit 10-15).*

  5 Opinion of Leila L. Vespoli, Esq., Senior Vice President and General Counsel for the Company, as to the validity of the securities being registered. (x)

  15 Letter of PricewaterhouseCoopers LLP to the Commission regarding unaudited interim financial information. (x)

  23(a)   Consent of Leila L. Vespoli, Esq. (included in Exhibit 5).

  23(b)   Consent of Independent Public Accountants, Arthur Andersen LLP. (x)

  24      Power of Attorney (included on the signature page).

---------------

*     Incorporated herein by reference.

(x)   Filed herewith.

                                      E-1